EXHIBIT 99.1

CONTACT:
Kenneth A. Posner
Chief of Investment Analytics and Investor Relations Executive
Phone: (212) 399-4020
E-mail: Kposner@cbfcorp.com

CAPITAL BANK FINANCIAL CORP. REPORTS THIRD QUARTER NET INCOME OF $11.4 MILLION OR $0.22 PER DILUTED SHARE AND CORE NET INCOME OF $12.7 MILLION OR $0.24 PER DILUTED SHARE

•	Loan originations increased 68% from the prior year third quarter to $291.3 million;
•	Total cost of deposits declined during the quarter by five basis points to 0.38%;
•	Net interest margin increased during the quarter by thirteen basis points to 4.45%;
•	Resolved $79.0 million in problem assets on strong long collections and REO sales;
•	Repurchased 600,000 shares and ended the quarter with a Tier 1 leverage ratio of 14.5%;
•	Recorded Southern Community Financial Corporation measurement period adjustments, which increased estimated fair values of loans by $43.2 million.

Coral Gables, Fla. (October 17, 2013) - Capital Bank Financial Corp. (Nasdaq: CBF) (the “Company”) today reported third quarter 2013 net income of $11.4 million, or $0.22 per diluted share, an increase of 29% compared to net income of $9.4 million, or $0.17 per diluted share, for the second quarter of 2013.  Core net income for the third quarter of 2013, increased 20% to $12.7 million, or $0.24 per diluted share, compared to core net income of $10.6 million, or $0.20 per diluted share for the second quarter of 2013.

Core adjustments for the third quarter of 2013 included $1.1 million of non-cash equity compensation associated with original founder awards, $0.8 million of income from the reduction of contingent value right (“CVR”) expected payouts, a $0.4 million gain on extinguishment of debt related to $8.0 million in prepayments of trust preferred securities, a $0.1 million loss on investment securities, and a tax adjustment of $1.6 million associated with changes in certain statutory rates that were enacted into law during the third quarter, which are effective in future years. The reconciliation of non-GAAP measures (including core net income, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.  In addition, the reconciliation of the impact of measurement period adjustments details the retrospective adjustments and their impact on the operating results of the Company during the fourth quarter of 2012 and the first and second quarters of 2013.

Gene Taylor, Chairman and Chief Executive Officer of Capital Bank Financial Corp., commented, “I am very pleased with our improving return on assets and continued momentum in loan originations, which were up 68% year-over-year.  We remain committed to further improvements in return on assets and return on tangible equity and to generating organic growth in loans and core deposits.”

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CBF Reports Third Quarter Results

October 17, 2013

Chris Marshall, Chief Financial Officer of Capital Bank Financial Corp., added, “Our third quarter results reflect consistent improvement across our company, but most importantly in our bottom line.  Despite the sluggish economy, we continue to generate new business with top tier clients, while carefully exiting less profitable, higher risk relationships. ”

Financial Discussion

The Company’s banking operations began with the acquisitions of three banks from the FDIC on July 16, 2010 and subsequently included the acquisitions of TIB Financial Corp. on September 30, 2010, Capital Bank Corporation on January 28, 2011, Green Bankshares, Inc. on September 7, 2011 and Southern Community Financial Corporation on October 1, 2012.  Accordingly, operating results for the three and nine months ended September 30, 2013 and 2012 are not generally comparable.

As previously discussed in the Company’s annual report on Form 10-K, the initial estimated fair values of assets acquired and liabilities assumed for the acquisition of Southern Community Financial Corporation were based on the information that was available at the time to make the preliminary estimates of fair value.  During the third quarter of 2013, we concluded that the underlying asset quality should lead to stronger than initially expected credit performance for the Southern Community Financial Corporation loan portfolio, which required revisions to the original estimated fair value amounts.  As required by the acquisition method of accounting, the Company retrospectively adjusted the acquisition date balance sheet and the results of operations of the fourth quarter of 2012 and first two quarters of 2013 to reflect the following: (1) increase in the estimated fair value of the loan portfolio; (2) increase in the associated CVR ; (3)  decrease in the deferred tax asset related to the increased value of loans; and (4) decrease in Goodwill caused by the net effect of these adjustments. All amounts presented in this press release reflect such adjustments.  A reconciliation of their impact on the acquired assets, assumed liabilities and prior period operating results is included in tabular form at the end of this release.

Loan Portfolio and Composition

During the third quarter, the loan portfolio decreased by $121.8 million, or 3%, to $4.5 billion as originations of $291.3 million were offset by $65.8 million of resolutions of problem loans and $337.0 and $10.3 million of principal repayments and transfers to OREO, respectively.

Commenting on this performance, Mr. Taylor stated, “We are seeing intense competition involving long-term fixed rates and unattractive credit terms for commercial and commercial real estate loans that we believe would be imprudent for us to match.  To achieve our loan growth goals in this difficult environment, we are continuing to invest in our salesforce and realigning certain parts of the commercial team to more effectively identify and manage payoff risk.”

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CBF Reports Third Quarter Results

October 17, 2013

The relative composition of the Company’s loan portfolio at the end of the third and second quarters of 2013 and the fourth quarter of 2012, was as follows:

	September 30, 2013	June 30, 2013	December 31, 2012
Commercial real estate	29%	29%	31%
Commercial	39%	39%	37%
Consumer	30%	30%	30%
Other	2%	2%	2%
Total	100%	100%	100%

At September 30, 2013, the mix of the loan portfolio remained consistent with the prior quarter.

Deposits , Composition and Yields

During the third quarter, total deposits decreased to $5.3 billion from $5.5 billion at June 30, 2013. The $202.1 million decrease was mainly due to continued planned shrinkage in high-cost legacy time deposits.  Core deposits now make up 70.0% of total deposits as compared to 67.5% in the second quarter of 2013.

The cost of deposits declined during the third quarter to 0.38% from 0.43% for the second quarter of 2013.  Lower average balances and rates in time deposits coupled with increased noninterest bearing accounts drove the improvement during the third quarter.  The costs of core deposits remained flat at 0.14%.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2013 remained consistent with the second quarter of 2013 at $65.4 million and increased $5.0 million, or 8%, from $60.3 million for the third quarter of 2012.  The increase in net interest income over the prior year third quarter was mainly due to increased loan and securities balances attributable to the acquisition of Southern Community Financial Corporation, a decline in cost of all deposit types and the extinguishment of debt through the prepayment of $8.0 million of high coupon trust preferred securities during the third quarter of 2013.

The net interest margin for the third quarter was 4.45%, an increase of thirteen basis points, from the second quarter of 2013, which was also largely driven by additional accretion from legacy loan portfolios, the decline in average balances and rates in time deposits and the reduction in high coupon trust preferred debt pre-paid in the third quarter.  New loan originations, which were booked at an average yield of 3.98%, partially offset funding cost savings and the higher loan yields on legacy portfolios.  The net interest margin remained consistent with the third quarter of 2012.

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CBF Reports Third Quarter Results

October 17, 2013

Non-Interest Income

Non-interest income increased $1.8 million to $15.3 million for the third quarter of 2013 from $13.5 million for the second quarter of 2013 and decreased $5.0 million from $20.3 million for the third quarter of 2012.  The increase during the quarter was mainly driven by gains of $1.5 million and $0.9 million on the sale of two small investment company partnership interests and favorable legal settlements, respectively, and a quarter-over-quarter decrease in FDIC indemnification asset amortization of $0.6 million. The higher second quarter amortization resulted from lower credit loss expectations, which remained consistent with the Company’s most recent estimates for covered loans.  The decrease in non-interest income over the prior year third quarter was mainly due to the decrease in investment securities gains and higher FDIC indemnification asset amortization.  The higher prior-year third quarter investment securities gains were as a result of the Company’s strategy to sell non-core assets and lower premium and prepayment risk in our investment portfolio.

Provision for Loan Losses and Credit Quality

The provision for loan losses of $1.0 million recorded for the third quarter of 2013 includes a $1.1 million provision for originated loans and $0.1 million reversal due to improvements in cash flow expectations on certain acquired impaired loan pools.  Net charge-offs for the third quarter of 2013 were $1.4 million.

The provision for originated loans served to increase the allowance for originated loans to $17.3 million, or 0.88% of $2.0 billion in originated loans outstanding.

During the third quarter, non-performing loans decreased by $36.2 million to $275.3 million, or 6.1% of total loans, from $311.5 million, or 6.8% of total loans at the end of the second quarter of 2013.  Acquired impaired loans greater than 90 days past due and still accruing decreased by $39.0 million or 13.0% to $261.5 million at the end of the quarter.   Nonaccrual loans increased to 0.57% of total non-purchased credit impaired loans from 0.48% at the end of the second quarter.

Non-Interest Expense

Non-interest expense decreased to $59.3 million for the third quarter of 2013 from $59.4 million for the second quarter of 2013 and decreased from $69.4 million for the third quarter of 2012.  The decrease in non-interest expense over the prior year third quarter was mainly due to a reduction in non-cash equity compensation, conversion and merger related expenses and foreclosed asset related expenses along with a gain on the prepayment of $8.0 million of high coupon trust preferred securities during the third quarter of 2013.

Income Tax Expense

Income tax expense was $9.0 million for the third quarter of 2013, an effective income tax rate of 44.0%.  Income tax expense was $5.6 million for the second quarter of 2013, an effective income tax rate of 37.2%.  The increase in effective rate is mainly due to the impact of a $1.6 million charge as a result of changes in certain statutory rates that were enacted into law during the third quarter, which are effective in future years.  For the third quarter of 2012, the Company reported an income tax benefit of  $32.4 million as a result of an improvement in forecasted tax deductible credit losses from acquired loans.

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CBF Reports Third Quarter Results

October 17, 2013

Financial Position

Total assets decreased by $205.9 million to $6.6 billion as of September 30, 2013 from $6.8 billion as of June 30, 2013, mainly due to a $202.1 million reduction in deposits and its associated effect on cash.

Cash and cash equivalents increased to $163.7 million at the end of the third quarter from $156.5 million as of June 30, 2013.  The Company’s investment securities decreased by $52.1 million mainly due to principal payments partially offset by an improvement in the market value of our available-for-sale securities as a result of favorable interest rate fluctuations.  During the third quarter of 2013, the Company transferred $511.0 million of available-for-sale securities to held-to-maturity securities, at fair value, reflecting the Company’s intent and ability to hold those securities to maturity. The related $9.7 million of unrealized holding loss, net of tax, related to the assets transferred is retained in accumulated other comprehensive (loss) income, a component of shareholders equity, and is being amortized as an adjustment to interest income over the remaining life of the securities. This will offset the impact of amortization of the net discount created in the transfer. There were no gains or losses recognized as a result of this transfer.

Total shareholders’ equity increased by $5.1 million during the quarter to $1.1 billion at September 30, 2013.  Tangible book value per share was $18.33 as of September 30, 2013.  During the third quarter of 2013, the Company’s Board of Directors authorized a $100.0 million stock repurchase program, and the Company repurchased approximately 600,000 shares of its common stock at an average price of $21.50 per share.

The Company’s national bank subsidiary, Capital Bank N.A., reported Tier 1, Tier 1 Risk-Based and Total Risk-Based capital ratios of 12.8%, 17.5% and 18.7%, respectively, as of September 30, 2013, under currently applicable regulations.

Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time.  The number to call for this interactive teleconference is (719) 325-2454, and the confirmation pass code is 1681125. Please dial in 10 minutes prior to the beginning of the call. A live broadcast of the conference call will be available online at the Company’s web site at www.capitalbank-us.com, by following the link to Investor Relations.  An on-line replay of the call will be available for 90 days.  A telephonic replay of the conference call will be available through October 24, 2013, by dialing (719) 457-0820 and entering pass code 1681125.

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CBF Reports Third Quarter Results

October 17, 2013

Forward Looking Statements

Information in this press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” in the  annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of future acquisitions or business combinations and our ability to integrate the acquired business into our business model; (7) projected population and income growth in our targeted market areas; (8) competitive pressures in our markets and industry; and (9) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

Core net income, tangible book value and tangible book value per share are each non-GAAP measures used in this report.  A reconciliation to the most directly comparable GAAP financial measures – net income in the case of core net income and total shareholders’ equity in the case of tangible book value and tangible book value per share – appears in tabular form at the end of this release.  The Company believes core net income is a useful for both investors and management to understand the effects of certain non-interest items and provides an alternative view of the Company’s performance over time and in comparison to the Company’s competitors.  Core net income should not be viewed as a substitute for net income.  The Company believes that tangible book value and tangible book value per share are useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions.  The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors.  These measures should not be viewed as a substitute for total shareholders’ equity.

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CBF Reports Third Quarter Results

October 17, 2013

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for analyses of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a national bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank N.A., a national banking association with approximately $6.6 billion in total assets as of September 30, 2013 and 163 full-service banking offices throughout Florida, North Carolina, South Carolina, Tennessee and Virginia. To learn more about Capital Bank, N.A., please visit www.capitalbank-us.com.

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CBF Reports Third Quarter Results

October 17, 2013

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the Quarter Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Interest and dividend income	$72,480	$73,189	$76,106	$77,808	$69,438
Interest expense	7,094	7,837	8,992	10,115	9,104
Net Interest Income	65,386	65,352	67,114	67,693	60,334

Provision for loan losses	984	4,467	5,402	6,736	5,771
Non-Interest Income
Service charges on deposit accounts	6,034	6,335	6,342	6,630	5,058
Debit card income	2,854	2,979	2,836	2,724	2,442
Fees on mortgage loans originated and sold	1,477	1,601	1,241	2,074	1,612
Investment advisory and trust fees	740	357	283	378	253
FDIC indemnification asset (amortization) accretion	(502)	(1,108)	(2,169)	317	850
Investment securities (losses) gains, net	(247)	205	-	9	4,918
Other-than-temporary impairment losses on investments:
Gross impairment loss	(54)	-	-	-	-
Less: Impairments recognized in other comprehensive income	-	-	-	-	-
Net impairment losses recognized in earnings	(54)	-	-	-	-

Other income	4,978	3,137	2,376	3,306	5,135
Total non-interest income	15,280	13,506	10,909	15,438	20,268

Non-Interest Expense
Salaries & employee benefits	22,606	22,660	20,819	24,661	21,295
Non-cash equity compensation	1,371	1,364	1,577	3,753	4,242
Net occupancy expense	10,740	10,503	10,730	11,031	9,355
OREO Valuation Expense	6,045	6,539	6,260	6,999	8,633
Loss (gain) on sales of OREO	188	(2,535)	(857)	107	(1,514)
Foreclosed asset related expense	1,265	2,225	1,419	2,116	2,530
Loan workout expenses	2,063	2,236	2,064	1,753	2,310
Conversion and merger related expenses	(19)	140	113	604	3,894
Professional fees	2,426	2,344	2,648	3,426	2,759
CVR (income) expense	(776)	428	2,883	366	(179)
(Gain) loss on extinguishment of debt	(430)	-	308	-	2,946
Legal settlement expense	535	-	-	-	1,755
Impairment of intangible asset	-	-	-	202	-
Other expenses	13,249	13,478	13,349	13,702	11,345
Total non-interest expense	59,263	59,382	61,313	68,720	69,371

Income before income taxes	20,419	15,009	11,308	7,675	5,460
Income tax expense (benefit)	8,975	5,580	5,543	3,031	(32,385)
Net Income Before Attribution of Noncontrolling Interest	11,444	9,429	5,765	4,644	37,845
Net income attributable to non-controlling interests	-	-	-	-	2,762
Net income attributable to Capital Bank Financial Corp.	$11,444	$9,429	$5,765	$4,644	$35,083
Basic Earnings Per Common Share	$0.22	$0.18	$0.11	$0.09	$0.76
Diluted Earnings Per Common Share	$0.22	$0.17	$0.11	$0.08	$0.75

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CBF Reports Third Quarter Results

October 17, 2013

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share data)
  (Unaudited)

	September 30, 2013	June 30, 2013	December 31, 2012
Assets
Cash and due from banks	$115,671	$99,958	$142,361
Interest-bearing deposits with banks	48,033	56,505	592,375
Federal funds sold	-	-	138

Total cash and cash equivalents	163,704	156,463	734,874

Trading securities	6,091	13	-
Investment securities held- to- maturity at amortized cost	482,986	-	-
Investment securities available-for-sale at fair value	717,602	1,258,752	1,006,744

Loans held for sale	8,918	20,702	11,276

Loans, net of deferred loan costs and fees	4,468,362	4,578,419	4,724,214
Less: Allowance for loan losses	56,393	56,832	57,262

Loans, net	4,411,969	4,521,587	4,666,952

Other real estate owned	129,654	142,792	154,093
Indemnification asset	36,837	38,730	49,417
Receivable from FDIC	8,439	7,573	8,486
Premises and equipment, net	183,498	186,368	198,457
Goodwill	131,987	131,987	131,987
Intangible assets, net	24,681	25,996	28,636
Deferred income tax asset, net	177,928	187,414	183,157
Accrued interest receivable and other assets	117,017	128,859	132,874

Total Assets	$6,601,311	$6,807,236	$7,306,953

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing demand	$937,152	$909,428	$895,274
Negotiable order of withdrawal accounts	1,281,036	1,266,388	1,288,742
Money market	938,854	1,002,907	1,125,967
Savings	531,655	511,616	492,187
Time deposits	1,579,772	1,780,201	2,070,698

Total deposits	5,268,469	5,470,540	5,872,868

Federal Home Loan Bank advances	1,324	1,369	1,460
Short-term borrowings	23,224	28,964	41,508
Long-term borrowings	138,290	146,753	180,430
Accrued interest payable and other liabilities	62,179	56,859	55,344

Total liabilities	5,493,486	5,704,485	6,151,610

Shareholders’ equity
Preferred stock $0.01 par value: 50,000 shares authorized, 0 shares issued	$-	$-	$-
Common stock-Class A $0.01 par value: 200,000 shares authorized, 36,177 issued and 32,738 outstanding and 36,075 issued and 33,236 outstanding and 33,025 shares issued and outstanding, respectively	361	360	330
Common stock-Class B $0.01 par value: 200,000 shares authorized, 19,682 and 19,783 and 22,821 shares issued and outstanding, respectively	197	198	228
Additional paid in capital	1,081,108	1,079,736	1,076,797
Retained earnings	95,279	83,835	68,641
Accumulated other comprehensive (loss) income	(6,236)	(11,394)	9,347
Treasury stock, at cost, 3,439 and 2,839 and 0 shares, respectively	(62,884)	(49,984)	-

Total shareholders’ equity	1,107,825	1,102,751	1,155,343
Total Liabilities and Shareholders’ Equity	$6,601,311	$6,807,236	$7,306,953

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CBF Reports Third Quarter Results

October 17, 2013

CAPITAL BANK FINANCIAL CORP.
(In thousands)
(Unaudited)

	As of	As of	As of
Loans	September 30, 2013	June 30, 2013	December 31, 2012

Non-owner occupied commercial real estate	$803,954	$817,211	$904,215
Other commercial construction and land	326,040	366,586	415,969
Multifamily commercial real estate	72,627	74,748	84,838
1-4 family residential construction and land	76,013	74,703	91,680
Total commercial real estate	1,278,634	1,333,248	1,496,702

Owner occupied commercial real estate	1,052,994	1,061,522	1,065,900
Commercial and industrial loans	681,882	731,538	665,507
Leases	2,554	-	-
Total commercial	1,737,430	1,793,060	1,731,407

1-4 family residential	816,915	829,715	838,557
Home equity loans	386,071	397,825	430,887
Other consumer loans	158,452	147,196	136,806
Total consumer	1,361,438	1,374,736	1,406,250

Other	99,778	98,077	101,131

Total loans	$4,477,280	$4,599,121	$4,735,490
Deposits

Noninterest-bearing demand	$937,152	$909,428	$895,274
Negotiable order of withdrawal accounts	1,281,036	1,266,388	1,288,742
Money market	938,854	1,002,907	1,125,967
Savings	531,655	511,616	492,187
Time deposits	1,579,772	1,780,201	2,070,698
Total deposits	$5,268,469	$5,470,540	$5,872,868

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CBF Reports Third Quarter Results

October 17, 2013

CAPITAL BANK FINANCIAL CORP.
(Dollars and shares in thousands, except per share data)
(Unaudited)

	As of or for the Quarter Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Net loan charge-offs (recoveries)	$1,422	$4,806	$5,493	$1,060	$(344)
Allowance for loan losses	$56,393	$56,832	$57,171	$57,262	$51,587
Allowance for loan losses/ total loans	1.26%	1.24%	1.23%	1.21%	1.27%
Non-accrual loans	$13,824	$11,054	$18,362	$14,011	$11,192
Acquired impaired loans >90 days past due and still accruing	$261,470	$300,452	$344,012	$352,070	$326,453
Annualized net charge-offs/average loans	0.04%	0.21%	0.47%	0.02%	N/A

Total interest-earning assets	$5,768,187	$5,954,573	$6,231,405	$6,373,827	$5,459,668
Other real estate owned	$129,654	$142,792	$151,613	$154,093	$144,621
Goodwill and intangibles, net of accumulated amortization	$156,667	$157,983	$159,302	$160,623	$139,330
Tax equivalent net interest margin	4.45%	4.32%	4.33%	4.18%	4.45%
Efficiency ratio	73.47%	75.30%	78.58%	82.66%	86.07%
ROA	0.69%	0.54%	0.32%	0.25%	2.44%
ROE	4.12%	3.30%	1.98%	1.61%	14.68%
Average diluted common shares outstanding	52,411	54,062	55,493	55,401	46,738
End of quarter common shares outstanding	52,419	53,019	55,703	55,846	55,844
Average equity	$1,111,550	$1,142,000	$1,164,861	$1,153,091	$1,031,230
Total equity	$1,107,825	$1,102,751	$1,160,866	$1,155,343	$1,150,131
Book value per common share	$21.13	$20.80	$20.84	$20.69	$20.60
Tangible book value per common share	$18.33	$18.01	$18.17	$18.01	$18.26
Tier 1 capital to average assets - Capital Bank, N.A.	12.8%	12.7%	12.1%	11.7%	12.0%
Tier 1 capital to risk weighted assets – Capital Bank, N.A.	17.5%	17.7%	17.4%	17.1%	17.5%
Total capital to risk weighted assets – Capital Bank, N.A.	18.7%	18.9%	18.7%	18.3%	18.8%
Average assets	$6,680,667	$6,962,653	$7,200,085	$7,363,199	$6,198,852
Total assets	$6,601,311	$6,807,236	$7,095,605	$7,306,953	$6,237,178

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CBF Reports Third Quarter Results

October 17, 2013

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Quarter Ended September 30, 2013			Quarter Ended June 30, 2013
	Average Balances	Interest*	Yield*	Average Balances	Interest*	Yield*
Loans	$4,514,747	$67,524	5.93%	$4,604,224	$68,363	5.96%
Investments	1,230,771	4,639	1.50%	1,292,249	4,525	1.40%
Interest bearing deposits	61,995	37	0.24%	164,784	102	0.25%
Federal Home Loan Bank stock	40,195	533	5.26%	36,278	462	5.11%
Total interest earning assets	5,847,708	72,733	4.93%	6,097,535	73,452	4.83%
Non-interest earning assets	832,959			865,118
Total assets	$6,680,667			$6,962,653

Interest bearing liabilities:
Time	$1,660,373	$3,792	0.91%	$1,853,592	$4,598	0.99%
Money market	977,698	544	0.22%	1,055,635	575	0.22%
NOW	1,260,477	521	0.16%	1,263,133	499	0.16%
Savings	524,728	276	0.21%	506,997	255	0.20%
Total interest-bearing deposits	4,423,276	5,133	0.46%	4,679,357	5,927	0.51%
Short-term borrowings and FHLB advances	34,820	7	0.08%	38,794	15	0.16%
Long-term borrowings	140,938	1,953	5.50%	142,541	1,894	5.33%
Total interest bearing liabilities	4,599,034	7,093	0.61%	4,860,692	7,836	0.65%

Non-interest bearing deposits	914,260			903,637
Other liabilities	55,823			56,324
Shareholders’ equity	1,111,550			1,142,000
Total liabilities and shareholders’ equity	$6,680,667			$6,962,653

Net interest income and spread		$65,640	4.32%		$65,616	4.18%

Net interest margin			4.45%			4.32%

_______
* Presented on a fully tax equivalent basis

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CBF Reports Third Quarter Results

October 17, 2013

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Quarter Ended September 30, 2013			Quarter Ended September 30, 2012
	Average Balances	Interest*	Yield*	Average Balances	Interest*	Yield*
Loans	$4,514,747	$67,524	5.93%	$4,120,374	$65,031	6.28%
Investments	1,230,771	4,639	1.50%	982,750	4,025	1.63%
Interest bearing deposits	61,995	37	0.24%	280,164	181	0.26%
Federal Home Loan Bank stock	40,195	533	5.26%	39,224	460	4.67%
Total interest earning assets	5,847,708	72,733	4.93%	5,422,512	69,697	5.11%
Non-interest earning assets	832,959			776,340
Total assets	$6,680,667			$6,198,852

Interest bearing liabilities:
Time	$1,660,373	$3,792	0.91%	$1,857,122	$5,341	1.14%
Money market	977,698	544	0.22%	876,891	758	0.34%
NOW	1,260,477	521	0.16%	1,044,506	636	0.24%
Savings	524,728	276	0.21%	399,300	288	0.29%
Total interest-bearing deposits	4,423,276	5,133	0.46%	4,177,819	7,023	0.67%
Short-term borrowings and FHLB advances	34,820	7	0.08%	80,336	130	0.64%
Long-term borrowings	140,938	1,953	5.50%	135,893	1,951	5.71%
Total interest bearing liabilities	4,599,034	7,093	0.61%	4,394,048	9,104	0.82%

Non-interest bearing deposits	914,260			722,987
Other liabilities	55,823			50,587
Shareholders’ equity	1,111,550			1,031,230
Total liabilities and shareholders’ equity	$6,680,667			$6,198,852

Net interest income and spread		$65,640	4.32%		$60,593	4.29%

Net interest margin			4.45%			4.45%

_______
* Presented on a fully tax equivalent basis

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CBF Reports Third Quarter Results

October 17, 2013

CAPITAL BANK FINANCIAL CORP.
NINE MONTH AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	Average Balances	Interest*	Yield*	Average Balances	Interest*	Yield*
Loans	$4,597,730	$207,842	6.04%	$4,195,229	$199,990	6.37%
Investments	1,177,377	12,714	1.44%	1,079,141	15,584	1.93%
Interest bearing deposits	269,121	510	0.25%	266,805	476	0.24%
Federal Home Loan Bank stock	38,451	1,485	5.16%	38,641	1,293	4.47%
Total interest earning assets	6,082,679	222,551	4.89%	5,579,816	217,343	5.20%
Non-interest earning assets	859,025			789,630
Total assets	$6,941,704			$6,369,446

Interest bearing liabilities:
Time	$1,832,242	$13,429	0.98%	$1,985,543	$16,141	1.09%
Money market	1,048,559	1,748	0.22%	892,059	3,057	0.46%
NOW	1,266,451	1,575	0.17%	1,065,208	2,152	0.27%
Savings	511,890	789	0.21%	356,267	831	0.31%
Total interest-bearing deposits	4,659,142	17,541	0.50%	4,299,077	22,181	0.69%
Short-term borrowings and FHLB advances	38,924	36	0.12%	143,215	937	0.87%
Long-term borrowings	151,354	6,346	5.61%	135,464	5,823	5.74%
Total interest bearing liabilities	4,849,420	23,923	0.66%	4,577,756	28,941	0.84%

Non-interest bearing deposits	902,337			732,041
Other liabilities	50,639			46,194
Shareholders’ equity	1,139,308			1,013,455
Total liabilities and shareholders’ equity	$6,941,704			$6,369,446

Net interest income and spread		$198,628	4.23%		$188,402	4.36%

Net interest margin			4.37%			4.51%

_______
* Presented on a fully tax equivalent basis

- MORE -

CBF Reports Third Quarter Results

October 17, 2013

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF THE IMPACT OF MEASUREMENT PERIOD ADJUSTMENTS
(Dollars in thousands)
(Unaudited)

(Dollars in thousands)	Reported on Dec. 31, 2012 as of October 1, 2012	Measurement Period Adjustments	Revised as of October 1, 2012

Fair value of assets acquired:
Cash and cash equivalents	$256,267		$256,267
Investment securities	189,771		189,771
Loans	774,781	43,238	818,019
Premises and equipment	35,061		35,061
Other intangible assets	6,860		6,860
Deferred tax asset	43,481	(15,532)	27,949
Other assets	60,159	(174)	59,985

Total assets acquired	1,366,380		1,393,912

Fair value of liabilities assumed:
Deposits	1,093,914		1,093,914
Long term debt and other borrowings	187,341		187,341
Other liabilities	17,703	11,656	29,359

Total liabilities assumed	1,298,958	11,656	1,310,614

Fair value of net assets acquired	67,422	15,876	83,298
Purchase price	99,325		99,325

Goodwill	$31,903		$16,027

	For the Quarter Ended
	Revised June 30, 2013	As Filed June 30, 2013	Revised March 31, 2013	As Filed March 31, 2013	Revised December 31, 2012	As filed December 31, 2012
Interest and dividend income	$73,189	$74,989	$76,106	$76,814	$77,808	$76,122
Interest expense	7,837	7,837	$8,992	8,992	10,115	10,115
Net Interest Income	65,352	67,152	67,114	67,822	67,693	66,007

Provision for loan losses	4,467	3,868	5,402	6,904	6,736	4,370

Total non-interest income	13,506	13,506	10,909	10,909	15,438	15,438

Total non-interest expense	59,382	59,141	61,313	61,040	68,720	68,448

Income before income taxes	15,009	17,649	11,308	10,787	7,675	8,627
Income tax expense	5,580	6,514	5,543	5,234	3,031	3,295
Net income attributable to Capital Bank Financial Corp.	$9,429	$11,135	$5,765	$5,553	4,644	$5,332
Basic Earnings Per Common Share	$0.18	$0.21	$0.11	$0.10	$0.09	$0.10
Diluted Earnings Per Common Share	$0.17	$0.21	$0.11	$0.10	$0.08	$0.10

- MORE -

CBF Reports Third Quarter Results

October 17, 2013

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES

CORE NET INCOME
(Dollars in millions)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2013	September 30, 2013	June 30, 2013	June 30, 2013
Net income	$11.4	$11.4	$9.4	$9.4
Adjustments	Pre-Tax	After-Tax	Pre-Tax	After-Tax
Non-Interest Income
Security (gains) losses	0.1	0.1	(0.2)	(0.1)

Non-Interest Expense
Non-cash equity compensation*	1.1	0.7	1.3	0.8
CVR Valuation (income) expense	(0.8)	(0.8)	0.4	0.4
Conversion and severance expense*(conversion and merger expense and salaries and employee benefits)	-	-	0.1	0.1
Tax adjustment	1.6	1.6	-	-
(Gain) loss on extinguishment of debt*	(0.4)	(0.3)	-	-
Taxes
Tax effect of adjustments*	(0.3)	N/A	(0.4)	N/A
Core Net Income	$12.7	$12.7	$10.6	$10.6
Average Assets	$6,681		$6,963
Core ROA**	0.76%		0.61%

*	Tax effected at an income tax rate of 39%
**	Core ROA: Annualized core net income / average assets

TANGIBLE BOOK VALUE
(In thousands, except per share data)	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Total shareholders’ equity	$1,107,825	$1,102,751	$1,160,866	$1,155,343	$1,150,131
Less: goodwill, core deposit intangibles, net of taxes	(147,061)	(147,865)	(148,671)	(149,478)	(130,234)
Tangible book value	$960,764	$954,886	$1,012,195	$1,005,865	$1,019,897
Common shares outstanding	52,419	53,019	55,703	55,846	55,844
Tangible book value per share***	$18.33	$18.01	$18.17	$18.01	$18.26

***	Tangible book value is equal to book value less goodwill and core deposit intangibles, net of related deferred taxliabilities.

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